Vertex Energy, Inc. 8-K

Exhibit 99.1

Vertex Energy Announces Third Quarter 2022 Results

HOUSTON, TX / BUSINESSWIRE / November 8, 2022 / Vertex Energy, Inc. (NASDAQ:VTNR) (“Vertex” or the “Company”), a leading specialty refiner and marketer of high-quality refined products, today announced its financial results for the third quarter ended September 30, 2022.

NOTE: The 3Q22 earnings conference call will be held today at 8:00 A.M. Eastern Time, which is one hour earlier than our previous typical call times for quarterly events. Details are included at the end of this release.

THIRD QUARTER 2022 HIGHLIGHTS

●	Reported net income of $22.2 million, or $0.28 per fully diluted share

●	Reported Adjusted EBITDA of $1.7 million

●	Continued safe operation of Mobile refinery with third quarter 2022 operational results in-line with prior guidance for throughput, operating expense per barrel, and capture rate

●	Renewable diesel conversion project continues to track on schedule and budget for scheduled start-up in the second quarter 2023

●	Hedge position expiration on September 30, 2022, positions the Company to capitalize on recent near-record refining margins in fourth quarter 2022

●	Total liquidity including restricted cash of $122.3 million as of September 30, 2022

Vertex reported third quarter 2022 net income of $22.2 million, or $0.28 per fully diluted share, versus net income of $7.9 million, or $0.12 per fully diluted share for the third quarter 2021. Adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) was $1.7 million for the third quarter 2022 compared to Adjusted EBITDA of $1.5 million in the prior-year period. Financial results for the third quarter 2022 include several non-recurring, extraordinary items, including a $47.7 million reversal of unrealized derivative losses from 2Q22, realized derivative losses of $37.2 million, a $12.3 million gain related to a change in derivative liability, a $17.9 million negative inventory backwardation charge and $2.9 million in charges related to the recent Shell refinery acquisition. Schedules reconciling the Company’s GAAP and non-GAAP financial results, including Adjusted Net Income and Adjusted EBITDA are included later in this release (see also “Non-GAAP Financial Measures”, below).

Management Commentary

“During the third quarter, we demonstrated continued operational reliability and flexibility at our Mobile, AL facility, despite several unforeseen challenges,” stated Benjamin P. Cowart, President and CEO of Vertex, who continued, “Our third quarter financial results included some non-recurring items related to hedges and transaction costs. With those non-recurring items now behind us, we remain very confident in our future financial performance given our increased access to spot refined product margins following hedge expirations, compounded by improved efficiency and product yields, following the completion of maintenance operations during the third quarter. We now believe the Company is positioned extremely well to demonstrate our true cash generation capability during the fourth quarter of 2022 and into 2023.”

Operating Details and Discussion

Mobile Refinery Operations

The Mobile refinery operations generated $48.8 million of refining gross profit or $7.73 per barrel during the third quarter 2022, its second quarter of operations since being acquired by Vertex. The Mobile refinery financial results include the impact of $38.7 million in realized hedge losses during the quarter, as well as an inventory backwardation charge in the amount of $17.9 million. Adjusting for the impact of non-recurring items, refining gross profit at Mobile was $86.9 million, or $13.92 per barrel.

Total throughput at the Mobile refinery was 67,954 barrels per day in the third quarter, resulting in 91% utilization for the stated operable capacity of approximately 75,000 barrels per day. Total production of finished high-value light products, such as gasoline, diesel and jet fuel, represented approximately 69% of the total production in the third quarter, vs 67% in 2Q22.

The benchmark 2/1/1 Gulf Coast crack spread was $34.82 in the third quarter 2022, an increase of 159% versus the third quarter 2021, supported by reduced inventories for refined fuels, a constrained global refining complex and continued strength in demand for conventional refined products. On an adjusted gross profit per barrel basis, excluding non-fuel costs, the Mobile refinery captured 52% of the Gulf Coast 2/1/1 crack spread, in line with prior expectations.

The following table presents the summary financial and operating results from the Mobile Refinery:

	3Q22	2Q22	% Q/Q	Prior Guidance
				Low	High
Total Throughput - Barrels per day (bpd)	67,954	72,133	(5.8%)	68,000	69,000
Total Production - Million barrels (MMbbl)	6.24	6.53	(4.4%)	—	—
Facility Capacity Utilization	90.6%	96.2%	—	—	—
Operating Expenses Per Barrel	$4.20	$3.35	25.4%	$4.25	$4.50
Gross Margin ($ / millions)	$48.8	$2.0	2,340.0%	—	—
Realized Gross Margin Per Barrel	$7.73	$14.11	(45.2%)	—	—
Adjusted Gross Margin Per Barrel	$13.92	$23.16	(39.9%)	—	—
Gulf Coast 2-1-1 Crack Spread	$34.82	$45.06	(22.7%)	—	—
Capture Rate	52.2%	51.0%	2.4%	50.0%	54.0%
Production Yield
Gasoline (bpd)	15,310	17,997	(14.9%)	—	—
% Production	22.6%	25.1%	—	—	—
Diesel (bpd)	20,342	19,420	4.7%	—	—
% Production	30.0%	27.1%	—	—	—
Jet Fuel (bpd)	11,026	10,692	3.1%	—	—
% Production	16.3%	14.9%	—	—	—
Other (bpd)	21,147	23,646	(10.6%)	—	—
% Production	31.2%	33.0%	—	—	—
Total production (bpd)	67,825	71,755	—	—	—

Black Oil & Recovery Segment

The legacy Black Oil and Recovery segment generated gross profit of $7.2 million for the third quarter 2022. Operating income was $2.2 million in quarter. The prior year period is not comparable due to the reclassification of our segment operating and financial data, which has been consolidated into two primary reportable segments, Black Oil and Recovery and Refining and Marketing, for financial reporting purposes.

During the 2022 third quarter, the Company’s legacy Marrero (Louisiana) and Columbus (Ohio) refineries operated at 106% and 93% of total utilization, respectively.

Renewable Diesel Conversion Project Timeline & Construction Update

Renewable diesel conversion project continues on estimated timeline and budget. Vertex’s previously disclosed capital project designed to modify the Mobile, Alabama refinery’s hydrocracking unit to produce renewable diesel fuel on a standalone basis continues to progress along the Company’s recently updated construction timeline towards mechanical completion during the first quarter 2023, with initial renewable diesel production volumes expected in second quarter 2023. Expected total capital costs for the project continue to track in-line with the previously targeted project budget of $90-$100 million. Recent construction progress milestones as of November 1, 2022 include:

●	95% of all project civil construction work completed

●	Recent procurement delays on critical bulk items resolved

●	100% of pipe and valve fittings have arrived at the fabrication shop with all final components projected to be delivered on-site by the end of year

●	Final delivery of long lead engineered equipment is expected to be on-site on or around feed-out in January

Balance Sheet and Liquidity Update

As of September 30, 2022, the Company had total cash and equivalents of $122.3 million including $4.9 million of restricted cash on the balance sheet. Vertex had total net debt outstanding of $364.0 million at the end of the third quarter 2022, including lease finance obligations of $45.4 million. The ratio of net debt to trailing twelve month Adjusted EBITDA was 2.5x as of September 30, 2022, which includes only two quarters of Adjusted EBITDA contribution from the Mobile refinery.

Management Outlook

Based on current data and projected trends, Company management believes that several ongoing factors will continue to support a robust refined product margin environment for the US refining complex in the near to medium term. Primary market drivers include continued strength in global refined product demand, reduced capacity in global refining throughput and below average levels of domestic inventories of refined products including gasoline, and distillate. As a result, management’s expectations for a historically elevated margin environment continue through the fourth quarter of 2022 and into the first quarter of 2023.

All guidance presented below is current as of the time of this release and is subject to change. All prior financial guidance should no longer be relied upon.

Fourth Quarter 2022 Financial and Operating Outlook:

	4Q 2022
Projections:	Low	High
Mobile Refinery Total Throughput (bpd)	73,000	75,000
Direct Operating Expense ($/bbl)	$3.50	$3.75

Capture Rate (GC 211 Crack Spread)	50.0%	54.0%

Capital Expenditures ($ / millions)	$35.0	$40.0

Commodity Derivative Position and Price Risk Management Strategy

Vertex may, at times, utilize derivative instruments to manage exposure to fluctuations in various commodity prices, including refined fuel products sold, natural gas used in the refining process, as well as feedstocks and refined products held in inventory. Management sets and implements hedging policies in order to improve visibility on cost inputs, sales prices, and resulting cash flow generation for the purpose of planning and budgeting of the business.

As of September 30, 2022, the original crack spread hedges for the 2022 second and third quarter related to the Mobile acquisition have expired. The Company now remains exposed to prevailing market prices and conditions for the purchase and sale of all feedstocks and refined products.

Conference Call and Webcast Details

A conference call will be held today at 8:00 A.M. Eastern Time to review the Company’s financial results, discuss recent events and conduct a question-and-answer session.

An audio webcast of the conference call and accompanying presentation materials (which will be available 15 minutes before the start of the conference call) will also be available in the “Events and Presentation” section of Vertex’s website at www.vertexenergy.com. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download, and install any necessary audio software.

To participate in the live teleconference:

Domestic: 1-877-300-8521

International: 1-412-317-6026

Conference ID: 10172978

To listen to a replay of the teleconference, which will be available through November 22, 2022, either go to the Events and Presentation section of Vertex’s website at www.vertexenergy.com, or call the number below:

Domestic Replay: 1-844-512-2921

Access Code: 10172978

ABOUT VERTEX ENERGY

Houston-based Vertex Energy, Inc. (NASDAQ: VTNR), is an energy transition company focused on the production and distribution of conventional and alternative fuels. Vertex owns a refinery in Mobile (AL) with an operable refining capacity of 75,000 barrels per day and more than 3.2 million barrels of product storage, positioning it as a leading supplier of fuels in the region. Vertex is also one of the largest processors of used motor oil in the U.S., with operations located in Houston and Port Arthur (TX), Marrero (LA), and Columbus (OH). Vertex also owns a facility, Myrtle Grove, located on a 41-acre industrial complex along the Gulf Coast in Belle Chasse, LA, with existing hydroprocessing and plant infrastructure assets, that include nine million gallons of storage. The Company has built a reputation as a key supplier of base oils to the lubricant manufacturing industry throughout North America.

FORWARD-LOOKING STATEMENTS

Certain of the matters discussed in this communication which are not statements of historical fact constitute forward-looking statements within the meaning of the securities laws, including the Private Securities Litigation Reform Act of 1995, that involve a number of risks and uncertainties. Words such as “strategy,” “expects,” “continues,” “plans,” “anticipates,” “believes,” “would,” “will,” “estimates,” “intends,” “projects,” “goals,” “targets” and other words of similar meaning are intended to identify forward-looking statements but are not the exclusive means of identifying these statements. Any statements made in this news release other than those of historical fact, about an action, event or development, are forward-looking statements. The important factors that may cause actual results and outcomes to differ materially from those contained in such forward-looking statements include, without limitation, the Company’s projected Outlook for the fourth quarter of 2022, as discussed above; the Company’s ability to raise sufficient capital to complete future capital projects and the terms of such funding, to the extent necessary; the timing of planned capital projects at the Mobile Refinery and the outcome thereof; the future production of the Mobile Refinery; the estimated timeline of the renewable diesel capital project, estimated and actual production associated therewith, estimated revenues over the course of the agreement with Idemitsu, anticipated and unforeseen events which could reduce future production at the refinery or delay planned capital projects, changes in commodity and credits values, and certain early termination rights associated with the Idemitsu agreement and conditions precedent to such agreement; certain mandatory redemption provisions of the outstanding senior convertible notes, the conversion rights associated therewith, and dilution caused by such conversions; the Company’s ability to comply with required covenants under outstanding senior notes and a term loan and pay amounts due under such senior notes and term loan, including interest and other amounts due thereunder; the ability of the Company to retain and hire key personnel; risks associated with the ability of Vertex to complete current plans for expansion and growth, and planned capital projects; the level of competition in our industry and our ability to compete; our ability to respond to changes in our industry; the loss of key personnel or failure to attract, integrate and retain additional personnel; our ability to protect our intellectual property and not infringe on others’ intellectual property; our ability to scale our business; our ability to maintain supplier relationships and obtain adequate supplies of feedstocks; our ability to obtain and retain customers; our ability to produce our products at competitive rates; our ability to execute our business strategy in a very competitive environment; trends in, and the market for, the price of oil and gas and alternative energy sources; the impact of inflation on margins and costs; the volatile nature of the prices for oil and gas caused by supply and demand, including volatility caused by the ongoing Ukraine/Russia conflict; our ability to maintain our relationships with our partners; the impact of competitive services and products; the outcome of pending and potential future litigation, judgments and settlements; rules and regulations making our operations more costly or restrictive; changes in environmental and other laws and regulations and risks associated with such laws and regulations; economic downturns both in the United States and globally, increases in inflation and interest rates, increased costs of borrowing associated therewith and potential declines in the availability of such funding; risk of increased regulation of our operations and products; disruptions in the infrastructure that we and our partners rely on; interruptions at our facilities; unexpected and expected changes in our anticipated capital expenditures resulting from unforeseen or planned required maintenance, repairs, or upgrades; our ability to acquire and construct new facilities; our ability to effectively manage our growth; decreases in global demand for, and the price of, oil, due to COVID-19, state, federal and foreign responses thereto, inflation, recessions or other reasons, including declines in economic activity or global conflicts; our ability to acquire sufficient amounts of used oil feedstock through our collection routes, to produce finished products, and in the absence of such internally collected feedstocks, and our ability to acquire third-party feedstocks on commercially reasonable terms; unexpected downtime at our facilities; risks associated with COVID-19, the global efforts to stop the spread of COVID-19, potential downturns in the U.S. and global economies due to COVID-19 and the efforts to stop the spread of the virus, and COVID-19 in general; anti-dilutive rights associated with our outstanding securities; our level of indebtedness, which could affect our ability to fulfill our obligations, impede the implementation of our strategy, and expose us to interest rate risk; dependence on third party transportation services and pipelines; risks related to obtaining required crude oil supplies, and the costs of such supplies; counterparty credit and performance risk; unanticipated problems at, or downtime effecting, our facilities and those operated by third parties; risks relating to our hedging activities; and risks relating to planned divestitures and acquisitions. Other important factors that may cause actual results and outcomes to differ materially from those contained in the forward-looking statements included in this communication are described in the Company’s publicly filed reports, including, but not limited to, the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, and the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2022 and future Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. These reports are available at www.sec.gov. The Company cautions that the foregoing list of important factors is not complete. All subsequent written and oral forward-looking statements attributable to the Company or any person acting on behalf of the Company are expressly qualified in their entirety by the cautionary statements referenced above. Other unknown or unpredictable factors also could have material adverse effects on Vertex’s future results. The forward-looking statements included in this press release are made only as of the date hereof. Vertex cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, Vertex undertakes no obligation to update these statements after the date of this release, except as required by law, and takes no obligation to update or correct information prepared by third parties that are not paid for by Vertex. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

PROJECTIONS

The financial projections (the “Projections”) included herein were prepared by Vertex in good faith using assumptions believed to be reasonable. A significant number of assumptions about the operations of the business of Vertex were based, in part, on economic, competitive, and general business conditions prevailing at the time the Projections were developed. Any future changes in these conditions, may materially impact the ability of Vertex to achieve the financial results set forth in the Projections. The Projections are based on numerous assumptions, including realization of the operating strategy of Vertex; industry performance; no material adverse changes in applicable legislation or regulations, or the administration thereof, or generally accepted accounting principles; general business and economic conditions; competition; retention of key management and other key employees; absence of material contingent or unliquidated litigation, indemnity, or other claims; minimal changes in current pricing; static material and equipment pricing; no significant increases in interest rates or inflation; and other matters, many of which will be beyond the control of Vertex, and some or all of which may not materialize. The Projections also assume the continued uptime of the Company’s facilities at historical levels and the successful funding of, timely completion of, and successful outcome of, planned capital projects. Additionally, to the extent that the assumptions inherent in the Projections are based upon future business decisions and objectives, they are subject to change. Although the Projections are presented with numerical specificity and are based on reasonable expectations developed by Vertex’s management, the assumptions and estimates underlying the Projections are subject to significant business, economic, and competitive uncertainties and contingencies, many of which will be beyond the control of Vertex. Accordingly, the Projections are only estimates and are necessarily speculative in nature. It is expected that some or all of the assumptions in the Projections will not be realized and that actual results will vary from the Projections. Such variations may be material and may increase over time. In light of the foregoing, readers are cautioned not to place undue reliance on the Projections. The projected financial information contained herein should not be regarded as a representation or warranty by Vertex, its management, advisors, or any other person that the Projections can or will be achieved. Vertex cautions that the Projections are speculative in nature and based upon subjective decisions and assumptions. As a result, the Projections should not be relied on as necessarily predictive of actual future events.

NON-GAAP FINANCIAL MEASURES

In addition to our results calculated under generally accepted accounting principles in the United States (“GAAP”), in this earnings release we also present Refining Gross Margin, EBITDA and Adjusted EBITDA. Refining Gross Margin, EBITDA and Adjusted EBITDA are “non-GAAP financial measures” presented as supplemental measures of the Company’s performance. They are not presented in accordance with GAAP. Refining gross margin is defined as revenues less the cost of fuel intakes and other fuel costs. It excludes operating expense and depreciation attributable to cost of revenues and other non-operating items in cost of revenues. EBITDA represents net income before interest, taxes, depreciation and amortization, for continued and discontinued operations. Adjusted EBITDA is defined as EBITDA before other income, impairment loss on assets, unrealized (gain)/loss on hedging activities, (gain)/loss on hedge roll (backwardation), environmental clean-up reserve, loss (gain) on change in value of derivative warrant liability, unrealized (gain) loss on derivative instruments, gain (loss) on intermediation agreement, Shell transaction related and acquisition expenses and stock-based compensation expense (for continued and discontinued operations) and other unusual or non-recurring items. Refining gross margin is defined as gross profit (loss) less the cost of fuel intakes and other fuel costs. Refining Gross Margin, EBITDA and Adjusted EBITDA are presented because we believe they provide additional useful information to investors due to the various noncash items during the period. Refining Gross Margin, EBITDA and Adjusted EBITDA are also frequently used by analysts, investors and other interested parties to evaluate companies in our industry. We use Refining Gross Margin, EBITDA and Adjusted EBITDA as supplements to GAAP measures of performance to evaluate the effectiveness of our business strategies, to make budgeting decisions, to allocate resources and to compare our performance relative to our peers. Additionally, these measures, when used in conjunction with related GAAP financial measures, provide investors with an additional financial analytical framework which management uses, in addition to historical operating results, as the basis for financial, operational and planning decisions and present measurements that third parties have indicated are useful in assessing the Company and its results of operations. Refining Gross Margin, EBITDA and Adjusted EBITDA are unaudited, and have limitations as analytical tools, and you should not consider them in isolation, or as a substitute for analysis of our operating results as reported under GAAP. Some of these limitations are: Refining Gross Margin, EBITDA and Adjusted EBITDA do not reflect cash expenditures, or future or contractual commitments; EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, capital expenditures or working capital needs; EBITDA and Adjusted EBITDA do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debt or cash income tax payments; although depreciation and amortization are noncash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements. In addition, other companies in this industry may calculate Refining Gross Margin, EBITDA and Adjusted EBITDA differently than Vertex does, limiting its usefulness as a comparative measure. The Company’s presentation of these measures should not be construed as an inference that future results will be unaffected by unusual or nonrecurring items. We compensate for these limitations by providing a reconciliation of each of these non-GAAP measures to the most comparable GAAP measure. We encourage investors and others to review our business, results of operations, and financial information in their entirety, not to rely on any single financial measure, and to view these non-GAAP measures in conjunction with the most directly comparable GAAP financial measure. For more information on these non-GAAP financial measures, please see the sections titled “Unaudited Reconciliation of Refining Gross Margin and Refining Gross Margin per throughput barrel to Gross Profit”, each included at the end of this release and “Unaudited Consolidated Continued and Discontinued Operations Reconciliations of Net Loss attributable to Vertex Energy, Inc., to Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA) and Adjusted EBITDA” each included at the end of this release.

CONTACT:

IR@vertexenergy.com

203-682-8284

VERTEX ENERGY, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except number of shares and par value)

(UNAUDITED)

	September 30, 2022	December 31, 2021
ASSETS
Current assets
Cash and cash equivalents	$117,464	$36,130
Restricted cash	4,929	100,497
Accounts receivable, net	51,830	14,880
Inventory	169,772	8,031
Derivative commodity asset	1,219	96
Prepaid expenses and other current assets	33,337	4,567
Assets held for sale, current	11,651	10,070
Total current assets	390,202	174,271

Fixed assets, at cost	198,088	62,196
Less accumulated depreciation	(33,371)	(26,043)
Fixed assets, net	164,717	36,153
Finance lease right-of-use assets	43,649	377
Operating lease right-of use assets	33,960	33,272
Intangible assets, net	12,803	6,652
Other assets	2,246	15,335
TOTAL ASSETS	$647,577	$266,060

LIABILITIES, TEMPORARY EQUITY, AND EQUITY
Current liabilities
Accounts payable	$70,906	$11,980
Accrued expenses	42,650	4,942
Finance lease liability-current	1,155	342
Operating lease liability-current	6,421	5,849
Current portion of long-term debt, net	16,637	2,413
Obligations under inventory financing agreements, net	134,244	—
Total current liabilities	272,013	25,526

	September 30, 2022	December 31, 2021
Long-term debt, net	167,665	64,131
Finance lease liability-long-term	44,339	256
Operating lease liability-long-term	27,539	27,423
Derivative warrant liability	14,303	75,211
Other liabilities	1,378	—
Total liabilities	527,237	192,547

COMMITMENTS AND CONTINGENCIES (Note 4)	—	—

TEMPORARY EQUITY
Redeemable non-controlling interest	—	43,447
Total temporary equity	—	43,447
EQUITY
50,000,000 of total Preferred shares authorized:
Series A Convertible Preferred Stock, $0.001 par value; zero and 5,000,000 shares designated, zero and 385,601 shares issued and outstanding at September 30, 2022 and December 31, 2021, with a liquidation	—	—
Common stock, $0.001 par value per share; 750,000,000 shares authorized; 75,608,826 and 63,287,965 shares issued and	76	63
Additional paid-in capital	278,930	138,620
Accumulated deficit	(160,354)	(110,614)
Total Vertex Energy, Inc. shareholders’ equity	118,652	28,069
Non-controlling interest	1,688	1,997
Total equity	120,340	30,066
TOTAL LIABILITIES, TEMPORARY EQUITY, AND EQUITY	$647,577	$266,060

VERTEX ENERGY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenues	$810,208	$50,982	$1,915,423	$147,807
Cost of revenues (exclusive of depreciation and amortization shown separately below)	750,463	46,142	1,819,757	127,986
Depreciation and amortization attributable to costs of revenues	4,050	1,028	9,144	3,002
Gross profit	55,695	3,812	86,522	16,819
Operating expenses:
Selling, general and administrative expenses	36,978	8,177	89,934	21,742
Depreciation and amortization attributable to operating expenses	1,120	420	2,656	1,260
Total operating expenses	38,098	8,597	92,590	23,002
Income (loss) from operations	17,597	(4,785)	(6,068)	(6,183)
Other income (expense):
Other income (expenses)	417	(3)	1,060	4,220
Gain (loss) on change in value of derivative warrant liability	12,312	11,907	7,788	(11,380)
Interest expense	(13,131)	(455)	(65,083)	(919)
Total other income (expense)	(402)	11,449	(56,235)	(8,079)
Income (loss) from continuing operations before income tax	17,195	6,664	(62,303)	(14,262)
Income tax benefit (expense)	—	—	—	—
Income (loss) from continuing operations	17,195	6,664	(62,303)	(14,262)
Income from discontinued operations, net of tax (see note 23)	4,975	3,981	19,882	11,915
Net income (loss)	22,170	10,645	(42,421)	(2,347)
Net income (loss) attributable to non-controlling interest and redeemable non-controlling interest from continuing operations	(64)	(115)	33	511
Net income attributable to non-controlling interest and redeemable non-controlling interest from discontinued operations	—	2,400	6,829	7,183
Net income (loss) attributable to Vertex Energy, Inc.	22,234	8,360	(49,283)	(10,041)
Accretion of redeemable noncontrolling interest to redemption value from continued operations	—	(415)	(428)	(1,177)
Accretion of discount on Series B and B1 Preferred Stock	—	—	—	(507)
Net income (loss) attributable to shareholders from continuing operations	17,259	6,364	(62,764)	(16,457)
Net income attributable to shareholders from discontinued operations, net of tax	4,975	1,581	13,053	4,732
Net income (loss) attributable to common shareholders	$22,234	$7,945	$(49,711)	$(11,725)

Basic income (loss) per common share
Continuing operations	$0.23	$0.10	$(0.91)	$(0.31)
Discontinued operations, net of tax	0.07	0.03	0.19	0.09
Basic income (loss) per common share	$0.30	$0.13	$(0.72)	$(0.22)

Diluted income (loss) per common share
Continuing operations	$0.22	$0.10	$(0.91)	$(0.31)
Discontinued operations, net of tax	0.06	0.02	0.19	0.09
Diluted income (loss) per common share	$0.28	$0.12	$(0.72)	$(0.22)

Shares used in computing earnings per share
Basic	75,591	61,349	69,007	53,964
Diluted	79,638	64,605	69,007	53,964

VERTEX ENERGY, INC.

CONSOLIDATED STATEMENTS OF EQUITY

(in thousands, except par value)

(UNAUDITED)

Nine Months Ended September 30, 2022
	Common Stock		Series A
	Shares	$0.001 Par	Shares	$0.001 Par	Additional Paid-In Capital	Retained Earnings	Non- controlling Interest	Total Equity
Balance on January 1, 2022	63,288	$63	386	$—	$138,620	$(110,614)	$1,997	$30,066
Exercise of options	60	—	—	—	76	—	—	76
Exercise of warrants	1,113	1	—	—	(1)	—	—	—
Share based compensation expense	—	—	—	—	250	—	—	250
Conversion of Series A Preferred stock	5	—	(5)	—	—	—	—	—
Reclassification of derivative liabilities	—	—	—	—	78,789	—	—	78,789
Accretion of redeemable non-	—	—	—	—	—	(422)	—	(422)
Net income (loss)	—	—	—	—	—	(4,547)	3,739	(808)
Less: amount attributable to redeemable	—	—	—	—	—	—	(3,769)	(3,769)
Balance on March 31, 2022	64,466	64	381	—	217,734	(115,583)	1,967	104,182
Exercise of options to common	498	1	—	—	553	—	—	554
Exercise of options to common-	—	—	—	—	3	—	—	3
Distribution to noncontrolling	—	—	—	—	—	—	(380)	(380)
Adjustment of redeemable non	—	—	—	—	29	(29)	—	—
Conversion of Convertible Senior Notes	10,165	10	—	—	59,812	—	—	59,822
Share based compensation expense	—	—	—	—	324	—	—	324
Conversion of Series A Preferred stock	381	1	(381)	—	—	—	—	1
Accretion of redeemable non-	—	—	—	—	—	(6)	—	(6)
Net income (loss)	—	—	—	—	—	(66,970)	3,188	(63,782)
Less: amount attributable to redeemable	—	—	—	—	—	—	(3,023)	(3,023)
Balance on June 30, 2022	75,510	76	—	—	278,455	(182,588)	1,752	97,695
Exercise of options to common	4	—	—	—	—	—	—	—
Exercise of options to common-	—	—	—	—	97	—	—	97
Exercise of warrants	96	—	—	—	—	—	—	—
Share based compensation expense	—	—	—	—	378	—	—	378
Net income (loss)	—	—	—	—		22,234	(64)	22,170
Balance on September 30, 2022	75,610	$76	—	$—	$278,930	$(160,354)	$1,688	$120,340

Nine Months Ended September 30, 2021
	Common Stock		Series A Preferred
	Shares	$0.001 Par	Shares	$0.001 Par	Additional Paid-In Capital	Retained Earnings	Non- controlling Interest	Total Equity
Balance on January 1, 2021	45,555	$46	420	$—	$94,570	$(90,009)	$1,318	$5,925
Exercise of options	23	—	—	—	—	—	—	—
Exercise of B1 warrants	1,080	1	—	—	2,757	—	—	2,758
Exchanges of Series B Preferred stock to	2,359	2	—	—	4,114	630	—	4,746
Share based compensation expense	—	—	—	—	150	—	—	150
Conversion of Series B Preferred stock to	638	1	—	—	1,978	—	—	1,979
Conversion of Series B1 Preferred stock to common	2,087	2	—	—	3,254	—	—	3,256
Dividends on Series B and B1	—	—	—	—	—	(372)	—	(372)
Accretion of discount on Series B and B1	—	—	—	—	—	(224)	—	(224)
Accretion of redeemable non-controlling interest to redemption value	—	—	—	—	—	(373)	—	(373)
Net income	—	—	—	—	—	974	1,991	2,965
Less: amount attributable to redeemable non- controlling interest	—	—	—	—	—	—	(1,542)	(1,542)
Balance on March 31, 2021	51,742	52	420	—	106,823	(89,374)	1,767	19,268
Exercise of options to common	505	—	—	—	229	—	—	229
Exercise of options to common- unissued	—	—	—	—	475	—	—	475
Leverage Lubricants contribution	—	—	—	—	—	—	(13)	(13)
Exercise of B1 warrants	157	—	—	—	1,634	—	—	1,634
Exercise of B1 warrants-unissued	—	—	—	—	1,186	—	—	1,186
Share based compensation expense	—	—	—	—	205	—	—	205
Conversion of Series A Preferred stock to	28	—	(28)	—	—	—	—	—
Conversion of Series B Preferred stock to	1,842	2	—	—	5,707	—	—	5,709
Conversion of Series B Preferred stock to common-unissued	—	—	—	—	760	—	—	760
Conversion of Series B1 Preferred stock to common	5,635	6	—	—	8,785	—	—	8,791
Accretion of discount on Series B and B1	—	—	—	—	—	(284)	—	(284)
Accretion of redeemable non-controlling interest to redemption value	—	—	—	—	—	(387)	—	(387)
Net income (loss)	—	—	—	—	—	(19,375)	3,418	(15,957)
Less: amount attributable to redeemable non- controlling interest	—	—	—	—	—	—	(3,113)	(3,113)
Balance on June 30, 2021	59,909	60	392	—	125,804	(109,420)	2,059	18,503
Exercise of options to common	1,267	1	—	—	1,481	—	—	1,482
Exercise of options to common- unissued	—	—	—	—	3	—	—	3
Exercise of B1 warrants	1,576	2	—	—	9,361	—	—	9,363
Conversion of Series B Preferred stock to	245	—	—	—	—	—	—	—
Conversion of Series A Preferred stock to	6	—	(6)	—	—	—	—	—
Leverage Lubricants contribution	—	—	—	—	—	—	2	2
Distribution from VRM LA	—	—	—	—	—	—	(169)	(169)
Share based compensation expense	—	—	—	—	257	—	—	257
Accretion of redeemable non-controlling interest to redemption value	—	—	—	—	—	(415)	—	(415)
Net income	—	—	—	—	—	8,360	2,285	10,645
Less: amount attributable to redeemable non-controlling interest	—	—	—	—	—	—	(2,329)	(2,329)
Balance on September 30, 2021	63,003	$63	386	$—	$136,906	$(101,475)	$1,848	$37,342

VERTEX ENERGY, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(UNAUDITED)

	Nine Months Ended September 30,
	2022	2021
Cash flows from operating activities
Net loss	$(42,421)	$(2,347)
Income from discontinued operations, net of tax	19,882	11,915
Loss from continuing operations	(62,303)	(14,262)
Adjustments to reconcile net loss from continuing operations to cash
Stock based compensation expense	952	613
Depreciation and amortization	11,800	4,263
Gain on forgiveness of debt	—	(4,222)
(Gain) loss on sale of assets	(112)	2
Provision for environment clean up	1,428	—
Increase in allowance for bad debt	157	717
Increase in fair value of derivative warrant liability	(7,788)	11,380
Loss on commodity derivative contracts	87,218	2,205
Net cash settlements on commodity derivatives	(100,253)	(1,999)
Amortization of debt discount and deferred costs	44,537	38
Changes in operating assets and liabilities, net of acquisition
Accounts receivable and other receivables	(37,157)	(6,123)
Inventory	(31,521)	(3,716)
Prepaid expenses and other current assets	(16,433)	(2,366)
Accounts payable	58,925	1,945
Accrued expenses	37,658	2,450
Other assets	54	(648)
Net cash used in operating activities from continuing operations	(12,838)	(9,723)
Cash flows from investing activities
Acquisition of business, net of cash	(227,525)	2
Software purchase	(106)	—
Purchase of fixed assets	(34,744)	(2,313)
Proceeds from sale of fixed assets	188	75
Net cash used in investing activities from continuing operations	(262,187)	(12,477)
Cash flows from financing activities
Payments on finance leases	(201)	(409)
Proceeds from exercise of options and warrants to common stock	729	6,493
Distributions to noncontrolling interest	(380)	(169)
Net borrowings on inventory financing agreements	133,744	—
Net change in line of credit	—	(166)
Redemption of noncontrolling interest	(50,666)	—
Proceeds from note payable	173,315	10,078
Payments on note payable	(14,101)	(3,779)
Net cash provided by financing activities from continuing operations	242,440	12,050
Discontinued operations:
Net cash provided by operating activities	20,199	13,043
Net cash used in investing activities	(1,848)	(1,675)
Net cash provided by discontinued operations	18,351	11,368
Net change in cash, cash equivalents and restricted cash	(14,234)	1,218
Cash, cash equivalents, and restricted cash at beginning of the period	136,627	10,995
Cash, cash equivalents, and restricted cash at end of period	$122,393	$12,213

See accompanying condensed notes to the consolidated financial statements.

VERTEX ENERGY, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(UNAUDITED)

(Continued)

The following table provides a reconciliation of cash and cash equivalents and restricted cash reported within the consolidated balance sheets to the same such amounts shown in the consolidated statements of cash flows (in thousands).

	Nine Months Ended
	September 30, 2022	September 30, 2021
Cash and cash equivalents	$117,464	$12,113
Restricted cash	4,929	$100
Cash and cash equivalents and restricted cash as shown in the consolidated statements of cash flows	$122,393	$12,213

SUPPLEMENTAL INFORMATION
Cash paid for interest	$20,191	$844
Cash paid for taxes	$—	$—
NON-CASH INVESTING AND FINANCING TRANSACTIONS
Equity component of the convertible note issuance	$78,789	$—
Conversion of Series B Preferred Stock into common stock	$—	$8,447
Conversion of Series B1 Preferred Stock into common stock	$—	$12,046
Exchanges of Series B Preferred Stock into common stock	$—	$4,747
Accretion of discount on Series B and B1 Preferred Stock	$—	$507
Dividends-in-kind accrued on Series B and B1 Preferred Stock	$—	$(258)
Conversion of Convertible Senior Notes to common stock	$59,822	$—
Equipment acquired (disposed) under leases	$45,096	$174
Accretion of redeemable noncontrolling interest to redemption value	$428	$1,177

Segment information for the three and nine months ended September 30, 2022 and 2021 is as follows (in thousands):

THREE MONTHS ENDED SEPTEMBER 30, 2022

	Black Oil & Recovery	Refining & Marketing	Corporate and Eliminations	Consolidated
Revenues:
Refined products	$37,607	$694,677	$—	$732,284
Re-refined products	5,550	69,948	—	75,498
Services	282	2,144	—	2,426
Total revenues	43,439	766,769	—	810,208
Cost of revenues (exclusive of depreciation and amortization shown separately below)	35,299	715,164	—	750,463
Depreciation and amortization attributable to costs of revenues	939	3,111	—	4,050
Gross profit	7,201	48,494	—	55,695
Selling, general and administrative expenses	4,919	27,988	4,071	36,978
Depreciation and amortization attributable to operating expenses	39	850	231	1,120
Income (loss) from operations	$2,243	$19,656	$(4,302)	$17,597

Capital expenditures	$412	$26,333	$—	$26,745

THREE MONTHS ENDED SEPTEMBER 30, 2021

	Black Oil & Recovery	Refining & Marketing	Corporate and Eliminations	Consolidated
Revenues:
Refined products	$20,339	$20,419	$—	$40,758
Re-refined products	5,237	4,153	—	9,390
Services	834	—	—	834
Total revenues	26,410	24,572	—	50,982
Cost of revenues (exclusive of depreciation and amortization shown separately below)	22,205	23,937	—	46,142
Depreciation and amortization attributable to costs of	901	127	—	1,028
Gross profit	3,304	508	—	3,812
Selling, general and administrative expenses	3,618	1,034	3,525	8,177
Depreciation and amortization attributable to operating expenses	59	108	253	420
Loss from operations	$(373)	$(634)	$(3,778)	$(4,785)

Capital expenditures	$228	$—	$—	$228

NINE MONTHS ENDED SEPTEMBER 30, 2022
	Black Oil & Recovery	Refining & Marketing	Corporate and Eliminations	Consolidated
Revenues:
Refined products	$129,078	$1,595,070	$—	$1,724,148
Re-refined products	17,191	168,356	—	185,547
Services	1,276	4,452	—	5,728
Total revenues	147,545	1,767,878	—	1,915,423
Cost of revenues (exclusive of depreciation and amortization shown separately below)	111,740	1,708,017	—	1,819,757
Depreciation and amortization attributable to costs of revenues	2,805	6,339	—	9,144
Gross profit	33,000	53,522	—	86,522
Selling, general and administrative expenses	13,383	52,709	23,842	89,934
Depreciation and amortization attributable to operating expenses	142	1,785	729	2,656
Income (loss) from operations	$19,475	$(972)	$(24,571)	$(6,068)

Capital expenditures	$2,830	$142,927	$—	$145,757

NINE MONTHS ENDED SEPTEMBER 30, 2021
	Black Oil & Recovery	Refining & Marketing	Corporate and Eliminations	Consolidated
Revenues:
Refined products	$58,039	$55,974	$—	$114,013
Re-refined products	19,218	11,709	—	30,927
Services	2,867	—	—	2,867
Total revenues	80,124	67,683	—	147,807
Cost of revenues (exclusive of depreciation and amortization shown separately below)	63,431	64,555	—	127,986
Depreciation and amortization attributable to costs of revenues	2,623	379	—	3,002
Gross profit	14,070	2,749	—	16,819
Selling, general and administrative expenses	10,841	2,482	8,419	21,742
Depreciation and amortization attributable to operating expenses	176	325	759	1,260
Income (loss) from operations	$3,053	$(58)	$(9,178)	$(6,183)

Capital expenditures	$2,313	$—	$—	$2,313

The following summarized financial information has been segregated from continuing operations and reported as Discontinued Operations for the three months and nine months ended September 30, 2022, and 2021 (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenues	$22,153	$14,507	$63,534	$41,039
Cost of revenues (exclusive of depreciation shown separately below)	14,306	8,638	36,077	23,124
Depreciation and amortization attributable to costs of revenues	391	393	1,170	1,160
Gross profit	7,456	5,476	26,287	16,755
Operating expenses:
Selling, general and administrative expenses (exclusive of depreciation shown separately below)	2,418	1,418	6,213	4,606
Depreciation and amortization expense attributable to operating expenses	63	63	188	188
Total operating expenses	2,481	1,481	6,401	4,794
Income from operations	4,975	3,995	19,886	11,961
Other income (expense)
Interest expense	—	(14)	(4)	(46)
Total other expense	—	(14)	(4)	(46)
Income before income tax	4,975	3,981	19,882	11,915
Income tax benefit (expense)	—	—	—	—
Income from discontinued operations, net of tax	$4,975	$3,981	$19,882	$11,915

Unaudited Reconciliation of Refining Gross Margin and Refining Gross Margin per throughput barrel to Gross Profit

	Three Months Ended September 30, 2022
In thousands	Total Refining & Marketing	Mobile Refinery	Other Refining & Marketing
Gross profit	$48,493	$48,882	$(389)
Operating expenses included in cost of revenues	25,508	25,508	—
Depreciation and amortization attributable to cost of revenues	3,111	2,957	154
Unrealized loss hedging activities	(47,752)	(46,977)	(775)
Loss on inventory intermediaton agreement	17,972	17,972	—
Refining gross margin	$47,332	$48,342	$(1,010)
Throughput bpd		67,954
Refining gross margin per throughput barrel		$7.73

Refining gross margin		$48,342	$(1,010)
Realized loss on hedging activities		38,695
Refining gross margin (adjusted for non-recurring items)		$87,037	$(1,010)
Throughput bpd		67,954
Refining gross margin per throughput barrel (adjusted)		$13.92

	Nine Months Ended September 30, 2022
In thousands	Total Refining & Marketing	Mobile Refinery	Other Refining & Marketing
Gross profit	$53,521	$50,848	$2,673
Operating expenses included in cost of revenues	43,083	43,083	—
Depreciation and amortization attributable to cost of revenues	6,339	5,944	395
Unrealized loss hedging activities	(144)	(76)	(68)
Loss on inventory intermediaton agreement	41,152	41,152	—
Refining gross margin	$143,951	$140,951	$3,000
Throughput bpd		70,032
Refining gross margin per throughput barrel		$11.00

Refining gross margin		$140,951	$3,000
Realized loss on hedging activities		84,830
One-time inventory adjustment		13,300
Refining gross margin (adjusted for non-recurring items)		$239,092	$3,000
Throughput bpd		70,032
Refining gross margin per throughput barrel (adjusted)		$18.66

Unaudited Consolidated Continued and Discontinued Operations Reconciliations of Net Loss attributable to Vertex Energy, Inc., to Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA) and Adjusted EBITDA

	Three Months Ended		Nine Months Ended
	September 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
Consolidated
EBITDA and Adjusted EBITDA
Net income (loss) including discontinued operation	$22,172	$10,680	$(42,421)	$(2,347)
Depreciation and amortization	5,623	1,904	13,157	5,610
Interest expense	13,129	469	65,069	999
EBITDA	$40,924	$13,053	$35,805	$4,262
Unrealized (gain)/loss hedging activities	(47,756)	147	(1,123)	62
(Gain)/loss on hedge roll (backwardation)	17,972	—	41,152	—
Acquisition costs	2,889		16,526	—
Environmental clean-up reserve	—	—	1,428	—
Loss on derivative warrant liability	(12,312)	(11,907)	(7,788)	11,380
Stock compensation expense	378	257	951	613
Other	(417)	—	(1,042)	(4,222)
Impairment loss	—	—	—	—
Adjusted EBITDA	$1,678	$1,550	$85,909	$12,095

Three Months Ended September 30, 2022
In thousands	Mobile Refinery	Legacy Refining and Marketing	Total Refining & Marketing	Black Oil and Recovery	Corporate	Consolidated
Segment
EBITDA and Adjusted EBITDA
Net income (loss) continued operations	$18,370	$(2,251)	$16,119	$7,638	$(1,585)	$22,172
Depreciation and amortization	3,693	268	3,961	1,431	231	5,623
Interest expense	3,536	—	3,536	(2)	9,595	13,129
EBITDA	25,599	(1,983)	23,616	9,067	8,241	40,924
Unrealized (gain)/loss hedging activities	(46,977)	(775)	(47,752)	(4)		(47,756)
(Gain)/loss on hedge roll (backwardation)	17,972	—	17,972	—		17,972
Acquisition costs	2,889	—	2,889		—	2,889
Loss on derivative warrant liability	—	—	—	—	(12,312)	(12,312)
Stock compensation expense	—	—	—	—	378	378
Other	—	—	—	(417)		(417)
Adjusted EBITDA	$(517)	$(2,758)	$(3,275)	$8,646	$(3,693)	$1,678

Nine Months Ended September 30, 2022
In thousands	Mobile Refinery	Legacy Refining and Marketing	Total Refining & Marketing	Black Oil and Recovery	Corporate	Consolidated
Segment
EBITDA and Adjusted EBITDA
Net income (loss) continued operations	$(5,593)	$(2,147)	$(7,740)	$40,399	$(75,080)	$(42,421)
Depreciation and amortization	7,416	707	8,123	4,305	729	13,157
Interest expense	6,768	—	6,768	4	58,297	65,069
EBITDA	8,591	(1,440)	7,151	44,708	(16,054)	35,805
Unrealized (gain)/loss hedging activities	(76)	(68)	(144)	(979)	—	(1,123)
(Gain)/loss on hedge roll (backwardation)	41,152	—	41,152	—	—	41,152
Acquisition costs	11,967	—	11,967	—	4,559	16,526
Environmental clean-up reserve	1,428	—	1,428	—	—	1,428
Loss on derivative warrant liability	—	—	—	—	(7,788)	(7,788)
Stock compensation expense	—	—	—	—	951	951
Other	—	—	—	(1,042)	—	(1,042)
Adjusted EBITDA	$63,062	$(1,508)	$61,554	$42,687	$(18,332)	$85,909

Three Months Ended September 30, 2021
In thousands	Mobile Refinery	Legacy Refining and Marketing	Total Refining & Marketing	Black Oil and Recovery	Corporate	Consolidated
Segment
EBITDA and Adjusted EBITDA
Net income (loss) including discontinued operations	$—	$(634)	$(634)	$3,643	$7,671	$10,680
Depreciation and amortization	—	235	235	960	709	1,904
Interest expense	—	—	—	—	469	469
EBITDA	—	(399)	(399)	4,603	8,849	13,053
Unrealized (gain)/loss hedging activities	—	—	—	147	—	147
Acquisition costs	—	—	—	—	—	—
Environmental clean-up reserve	—	—	—	—	—	—
Loss on derivative warrant liability	—	—	—	—	(11,907)	(11,907)
Stock compensation expense	—	—	—	—	257	257
Other	—	—	—	—
Adjusted EBITDA	$—	$(399)	$(399)	$4,750	$(2,801)	$1,550

Nine Months Ended September 30, 2021
In thousands	Mobile Refinery	Legacy Refining and Marketing	Total Refining & Marketing	Black Oil and Recovery	Corporate	Consolidated
Segment

Net income (loss) including discontinued operations	$—	$(58)	$(58)	$14,968	$(17,257)	$(2,347)
Depreciation and amortization	—	704	704	4,147	759	5,610
Interest expense	—	—	—	80	919	999
EBITDA	$—	$646	$646	$19,195	$(15,579)	$4,262
Unrealized (gain)/loss hedging activities	—	—	—	—	62	62
(Gain)/loss on hedge roll (backwardation)	—	—	—	—	—	—
Acquisition costs	—	—	—	—	—	—
Environmental clean-up reserve	—	—	—	—	—	—
Loss on derivative warrant liability	—	—	—	—	11,380	11,380
Stock compensation expense	—	—	—	—	613	613
Other	—	—	—	—	(4,222)	(4,222)
Adjusted EBITDA	$—	$646	$646	$19,195	$(7,746)	$12,095